Sun Communities, Inc.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

THIRD QUARTER 2018

NEWS RELEASE
October 24, 2018

Sun Communities, Inc. Reports 2018 Third Quarter Results

Southfield, Michigan, October 24, 2018 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its third quarter results for 2018.

Financial Results for the Quarter and Nine Months Ended September 30, 2018

For the quarter ended September 30, 2018, total revenues increased $55.3 million, or 20.6 percent, to $323.5 million compared to $268.2 million for the same period in 2017. Net income attributable to common stockholders was $46.1 million, or $0.56 per diluted common share, for the quarter ended September 30, 2018, as compared to net income attributable to common stockholders of $24.1 million, or $0.31 per diluted common share, for the same period in 2017.

For the nine months ended September 30, 2018, total revenues increased $112.3 million, or 15.2 percent, to $852.9 million compared to $740.5 million for the same period in 2017. Net income attributable to common stockholders was $96.5 million, or $1.19 per diluted common share, as compared to net income attributable to common stockholders of $57.6 million, or $0.76 per diluted common share, for the same period in 2017.

Non-GAAP Financial Measures and Portfolio Performance

•
Core Funds from Operations (“Core FFO”)(1) for the quarter ended September 30, 2018, was $1.35 per diluted share and OP unit (“Share”) as compared to $1.13 per Share in the prior year, an increase of 19.5 percent.

•	Same Community(2) Net Operating Income (“NOI”)(1) increased by 6.2 percent for the quarter ended September 30, 2018, as compared to the same period in 2017.

•	Same Community occupancy(3) increased by 220 basis points to 97.8 percent, as compared to 95.6 percent at September 30, 2017.

•
Home sales volume increased 20.6 percent to 971 homes for the quarter ended September 30, 2018, as compared to 805 homes in the same period in 2017. New home sales volume increased 43.1 percent to 146 homes for the quarter ended September 30, 2018, as compared to 102 homes in the same period in 2017.

•	Revenue producing sites increased by 628 sites for the quarter ended September 30, 2018, as compared to a 394 site increase in the same period in 2017.

Gary Shiffman, Chief Executive Officer of Sun Communities stated, “Our third quarter results demonstrate the ongoing strength of our platform. We delivered solid operational results and continued to position the Company for sustained long term growth.  Core FFO increased 19.5 percent driven by the strength of our MH and RV same community portfolio, 220 basis points in same community occupancy gains and the integration of communities acquired over the last twelve months.  Continued strength in our home sales

i

provides evidence of the desirability of our communities and reinforces our commitment to pursue expansions and new developments - essential ingredients in providing sustained industry leading results.”

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy was 96.1 percent at September 30, 2018, and 96.2 percent at September 30, 2017. The slight decline in occupancy was primarily attributable to recently constructed but vacant MH expansion sites.

During the quarter ended September 30, 2018, revenue producing sites increased by 628 sites, as compared to 394 revenue producing sites gained during the third quarter of 2017. During the nine months ended September 30, 2018, revenue producing sites increased by 1,878 sites, as compared to an increase of 1,833 revenue producing sites during the nine months ended September 30, 2017.

Same Community(2) Results

For the 336 stabilized communities owned and operated by the Company since January 1, 2017, NOI(1) for the quarter ended September 30, 2018 increased 6.2 percent over the same period in 2017, as a result of a 6.3 percent increase in revenues and a 6.6 percent increase in operating expenses. Expenses were elevated primarily as a result of supply and repair costs as well as changes to certain insurance claim reserves. Same Community occupancy(3) increased to 97.8 percent at September 30, 2018 from 95.6 percent at September 30, 2017.

For the nine months ended September 30, 2018, total revenues increased by 6.1 percent while total expenses increased by 5.9 percent, resulting in an increase in NOI(1) of 6.2 percent over the nine months ended September 30, 2017.

Home Sales

During the quarter ended September 30, 2018, the Company sold 971 homes as compared to 805 homes sold during the same period in 2017, a 20.6 percent increase. Rental home sales, which are included in total home sales, were 316 and 286 for the quarters ended September 30, 2018 and 2017, respectively.

During the nine months ended September 30, 2018, 2,751 homes were sold compared to 2,432 homes sold for the same period in 2017, a 13.1 percent increase. Rental sales, which are included in total home sales, were 825 and 828 for the nine months ended September 30, 2018 and 2017, respectively.

PORTFOLIO ACTIVITY

Acquisitions

As previously disclosed, during the quarter ended September 30, 2018, the Company acquired a 507 site age-restricted RV resort located in Desert Hot Springs, California for total consideration of $14.3 million. Additionally, during the quarter, the Company acquired a 210 site RV resort located in Petoskey, Michigan for total consideration of $9.0 million and a 114 site RV resort located in Moab, Utah for total consideration of $14.6 million.

Hurricanes Florence and Michael

The Company has concluded its initial assessment of the communities impacted by Hurricanes Florence and Michael which indicated minor damage primarily comprised of downed trees, wind related debris and damage to certain outdoor fixtures.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

During the quarter ended September 30, 2018, the Company repaid one collateralized term loan of $30.5 million with an interest rate of 6.34 percent. The loan was due to mature on March 1, 2019.

As of September 30, 2018, the Company had $3.0 billion of debt outstanding. The weighted average interest rate was 4.50 percent and the weighted average maturity was 9.4 years. The Company had $113.6 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 5.4 times.

As previously disclosed, during the quarter ended September 30, 2018, the Company entered into a $228.0 million collateralized term loan with a 4.10 percent fixed rate and a 20 year term.

Equity Transactions

During the quarter ended September 30, 2018, the Company closed an underwritten registered public offering of 5,060,000 shares of common stock. Proceeds from the offering were $499.9 million after deducting expenses related to the offering. The Company used the net proceeds of this offering to repay borrowings under the revolving loan and the term loan under our senior credit facility.

During the quarter ended September 30, 2018, the Company issued 398,516 shares of common stock through its At-the-Market (“ATM”) equity sales program at a weighted average price of $100.19 per share. Net proceeds from the sales were $39.4 million.

GUIDANCE 2018

The Company is updating full year 2018 total portfolio guidance to take into account the contribution from closed acquisitions and the impact of completed equity share issuances during the quarter. Updated guidance is as follows:

Total Portfolio
Number of communities: 370

	Q4 2018E	FY 2018E
Net Income per fully diluted share	$0.22 - $0.26	$1.41 - $1.45
Core FFO(1) per fully diluted share	$1.01 - $1.04	$4.57 - $4.60

The Company is adjusting its 2018 Same Community NOI(1) growth guidance range for the year to 6.75 percent to 7.0 percent, from the prior range of 6.75 percent to 7.25 percent, reflecting the impact of third quarter same community expenses. Guidance does not include prospective acquisitions or capital markets activity.

Core FFO(1) per Share estimates assume certain gain and loss items that management considers unrelated to the operational and financial performance of our core business will be adjusted from FFO(1). The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company’s current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

EARNINGS CONFERENCE CALL

A conference call to discuss third quarter operating results will be held on Thursday, October 25, 2018 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through November 8, 2018 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13682866. The conference call will be available live on Sun Communities’ website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of September 30, 2018, owned, operated, or had an interest in a portfolio of 370 communities comprising over 127,000 developed sites in 31 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone to (248) 208-2500, by email to investorrelations@suncommunities.com or by mail to Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in its periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

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Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
	Ryan Lumb	(949) 640-8780	rlumb@greenstreetadvisors.com
RBC Capital Markets	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

3rd Quarter 2018 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of September 30, 2018)

4,888
561
226
475
588
26,745
2,100
1,595
696
680
149
324
562
413
7,706
2,472
2,150
3,608
2,920
1,520
2,917
916
1,387
976
998
4,883
392
671
588
8,663
1,140
43,665
Number of Sites: **127,574**
Headquarters

3rd Quarter 2018 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	9/30/2018	12/31/2017
ASSETS:
Land	$1,187,502	$1,107,838
Land improvements and buildings	5,523,554	5,102,014
Rental homes and improvements	559,290	528,074
Furniture, fixtures and equipment	174,315	144,953
Investment property	7,444,661	6,882,879
Accumulated depreciation	(1,390,684)	(1,237,525)
Investment property, net	6,053,977	5,645,354
Cash and cash equivalents	113,556	10,127
Inventory of manufactured homes	41,030	30,430
Notes and other receivables, net	167,698	163,496
Collateralized receivables, net (4)	112,228	128,246
Other assets, net	165,237	134,304
Total assets	$6,653,726	$6,111,957
LIABILITIES:
Mortgage loans payable	$2,819,225	$2,867,356
Secured borrowings (4)	113,089	129,182
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,277	—
Preferred OP units - mandatorily redeemable	37,338	41,443
Lines of credit (5)	—	41,257
Distributions payable	63,250	55,225
Advanced reservation deposits and rent	135,647	132,205
Other liabilities	163,459	138,536
Total liabilities	3,367,285	3,405,204
Commitments and contingencies	—	—
Series A-4 preferred stock	31,739	32,414
Series A-4 preferred OP units	10,026	10,652
Equity Interests - NG Sun LLC	21,976	—
STOCKHOLDERS' EQUITY:
Common stock	864	797
Additional paid-in capital	4,396,092	3,758,533
Accumulated other comprehensive (loss) / income	(390)	1,102
Distributions in excess of accumulated earnings	(1,237,428)	(1,162,001)
Total SUI stockholders' equity	3,159,138	2,598,431
Noncontrolling interests:
Common and preferred OP units	56,018	60,971
Consolidated variable interest entities	7,544	4,285
Total noncontrolling interests	63,562	65,256
Total stockholders' equity	3,222,700	2,663,687
Total liabilities & stockholders' equity	$6,653,726	$6,111,957

3rd Quarter 2018 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended September 30,
	2018	2017	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$184,414	$169,533	$14,881	8.8%
Transient revenue	45,193	28,730	16,463	57.3%
Revenue from home sales	46,131	33,197	12,934	39.0%
Rental home revenue	13,589	12,757	832	6.5%
Ancillary revenues	27,608	17,017	10,591	62.2%
Interest	5,256	5,920	(664)	(11.2)%
Brokerage commissions and other revenues, net	1,347	1,091	256	23.5%
Total revenues	323,538	268,245	55,293	20.6%

EXPENSES:
Property operating and maintenance	71,364	59,249	12,115	20.4%
Real estate taxes	14,533	13,053	1,480	11.3%
Cost of home sales	33,692	25,094	8,598	34.3%
Rental home operating and maintenance	6,139	6,775	(636)	(9.4)%
Ancillary expenses	15,361	10,086	5,275	52.3%
Home selling expenses	4,043	3,290	753	22.9%
General and administrative	20,127	18,174	1,953	10.7%
Transaction costs (6)	24	2,167	(2,143)	(98.9)%
Catastrophic weather related charges, net	173	7,756	(7,583)	(97.8)%
Depreciation and amortization	71,982	64,232	7,750	12.1%
Loss on extinguishment of debt	939	—	939	N/A
Interest	33,521	32,085	1,436	4.5%
Interest on mandatorily redeemable preferred OP units / equity	1,142	790	352	44.6%
Total expenses	273,040	242,751	30,289	12.5%
Income before other items	50,498	25,494	25,004	98.1%
Other income, net (7)	1,231	3,345	(2,114)	(63.2)%
Current tax (expense) / benefit	(213)	38	(251)	(660.5)%
Deferred tax benefit	199	81	118	145.7%
Net income	51,715	28,958	22,757	78.6%
Less: Preferred return to preferred OP units / equity	(1,152)	(1,112)	(40)	3.6%
Less: Amounts attributable to noncontrolling interests	(4,071)	(1,776)	(2,295)	129.2%
Less: Preferred stock distribution	(432)	(1,955)	1,523	(77.9)%
NET INCOME ATTRIBUTABLE TO SUI	$46,060	$24,115	$21,945	91.0%

Weighted average common shares outstanding:
Basic	81,599	78,369	3,230	4.1%
Diluted	82,081	78,808	3,273	4.2%
Earnings per share:
Basic	$0.56	$0.31	$0.25	80.6%
Diluted	$0.56	$0.31	$0.25	80.6%

3rd Quarter 2018 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Year to Date Comparison
(amounts in thousands, except per share amounts)

	Nine Months Ended September 30,
	2018	2017	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$536,704	$495,179	$41,525	8.4%
Transient revenue	88,784	65,599	23,185	35.3%
Revenue from home sales	122,248	91,319	30,929	33.9%
Rental home revenue	39,957	37,774	2,183	5.8%
Ancillary revenues	46,207	32,086	14,121	44.0%
Interest	15,849	15,609	240	1.5%
Brokerage commissions and other revenues, net	3,131	2,978	153	5.1%
Total revenues	852,880	740,544	112,336	15.2%

EXPENSES:
Property operating and maintenance	181,579	159,861	21,718	13.6%
Real estate taxes	42,445	39,322	3,123	7.9%
Cost of home sales	91,195	67,999	23,196	34.1%
Rental home operating and maintenance	16,577	16,821	(244)	(1.5)%
Ancillary expenses	28,985	21,995	6,990	31.8%
Home selling expenses	11,319	9,391	1,928	20.5%
General and administrative	61,432	55,912	5,520	9.9%
Transaction costs (6)	138	6,990	(6,852)	(98.0)%
Catastrophic weather related charges, net	(1,987)	8,124	(10,111)	(124.5)%
Depreciation and amortization	206,192	189,719	16,473	8.7%
Loss on extinguishment of debt	2,657	759	1,898	250.1%
Interest	96,919	95,765	1,154	1.2%
Interest on mandatorily redeemable preferred OP units / equity	2,551	2,361	190	8.0%
Total expenses	740,002	675,019	64,983	9.6%
Income before other items	112,878	65,525	47,353	72.3%
Other (expense) / income, net (7)	(3,214)	5,340	(8,554)	(160.2)%
Current tax expense	(612)	(133)	(479)	(360.2)%
Deferred tax benefit	434	745	(311)	(41.7)%
Net income	109,486	71,477	38,009	53.2%
Less: Preferred return to preferred OP units / equity	(3,335)	(3,482)	147	(4.2)%
Less: Amounts attributable to noncontrolling interests	(8,392)	(4,179)	(4,213)	100.8%
Less: Preferred stock distribution	(1,305)	(6,233)	4,928	(79.1)%
NET INCOME ATTRIBUTABLE TO SUI	$96,454	$57,583	$38,871	67.5%

Weighted average common shares outstanding:
Basic	80,022	75,234	4,788	6.4%
Diluted	80,024	75,846	4,178	5.5%
Earnings per share:
Basic	$1.19	$0.76	$0.43	56.6%
Diluted	$1.19	$0.76	$0.43	56.6%

3rd Quarter 2018 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(in thousands except for *)

Outstanding Securities - As of September 30, 2018

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Convertible Securities
Series A-1 preferred OP units	332	2.4390	810	$100	6.0%
Series A-3 preferred OP units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP units	410	0.4444	182	$25	6.5%
Series C preferred OP units	314	1.1100	349	$100	4.5%
Common OP units	2,729	1.0000	2,729	N/A	Mirrors common shares distributions
Series A-4 cumulative convertible preferred stock	1,063	0.4444	472	$25	6.5%

Non-Convertible Securities
Common shares	86,355	N/A	N/A	N/A	$2.84^
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of September 30, 2018

Equity	Shares	Share Price*	Total
Common shares	86,355	$101.54	$8,768,487
Common OP units	2,729	$101.54	277,103
Subtotal	89,084		$9,045,590

Series A-1 preferred OP units	810	$101.54	82,247
Series A-3 preferred OP units	74	$101.54	7,514
Series A-4 preferred OP units	182	$101.54	18,480
Series C preferred OP units	349	$101.54	35,437
Total diluted shares outstanding	90,499		$9,189,268

Debt
Mortgage loans payable			$2,819,225
Secured borrowings (4)			113,089
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,277
Preferred OP units - mandatorily redeemable			37,338
Lines of credit (5)			—
Total Debt			$3,004,929

Preferred
A-4 preferred stock	1,063	$25.00	$26,575
Total Capitalization			$12,220,772

3rd Quarter 2018 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

3rd Quarter 2018 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Funds from Operations
(amounts in thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to Sun Communities, Inc. common stockholders:	$46,060	$24,115	$96,454	$57,583
Adjustments:
Depreciation and amortization	72,269	64,484	206,892	190,143
Amounts attributable to noncontrolling interests	4,311	1,608	7,724	3,710
Preferred return to preferred OP units	549	578	1,654	1,750
Preferred distribution to Series A-4 preferred stock	432	441	1,305	1,666
Gain on disposition of assets, net	(6,603)	(4,309)	(16,977)	(11,342)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	$117,018	$86,917	$297,052	$243,510
Adjustments:
Transaction costs (6)	—	2,167	—	6,990
Other acquisition related costs (9)	345	343	781	2,712
Loss on extinguishment of debt	939	—	2,657	759
Catastrophic weather related charges, net	173	7,756	(1,987)	8,124
Loss of earnings - catastrophic weather related (10)	325	—	975	—
Other (income) / expense, net (7)	(1,231)	(3,345)	3,214	(5,340)
Debt premium write-off	(411)	—	(1,402)	(438)
Ground lease intangible write-off	—	—	817	—
Deferred tax benefit	(199)	(81)	(434)	(745)
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	$116,959	$93,757	$301,673	$255,572

Weighted average common shares outstanding - basic:	81,599	78,369	80,022	75,234
Add:
Common stock issuable upon conversion of stock options	2	2	2	2
Restricted stock	480	437	633	610
Common OP units	2,731	2,761	2,735	2,758
Common stock issuable upon conversion of Series A-1 preferred OP units	813	858	825	877
Common stock issuable upon conversion of Series A-4 preferred stock	472	482	472	620
Common stock issuable upon conversion of Aspen preferred OP units	448	—	—	—
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Weighted average common shares outstanding - fully diluted	86,620	82,984	84,764	80,176

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted	$1.35	$1.05	$3.50	$3.04
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted	$1.35	$1.13	$3.56	$3.19

3rd Quarter 2018 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA
(amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to Sun Communities, Inc., common stockholders:	$46,060	$24,115	$96,454	$57,583
Adjustments:
Interest expense	34,663	32,875	99,470	98,126
Loss on extinguishment of debt	939	—	2,657	759
Current tax (benefit) / expense	213	(38)	612	133
Deferred tax benefit	(199)	(81)	(434)	(745)
Depreciation and amortization	71,982	64,232	206,192	189,719
Gain on disposition of assets, net	(6,603)	(4,309)	(16,977)	(11,342)
EBITDAre (1)	$147,055	$116,794	$387,974	$334,233
Adjustments:
Transaction costs (6)	24	2,167	138	6,990
Other (income) / expense, net (7)	(1,231)	(3,345)	3,214	(5,340)
Catastrophic weather related charges, net	173	7,756	(1,987)	8,124
Preferred return to preferred OP units / equity	1,152	1,112	3,335	3,482
Amounts attributable to noncontrolling interests	4,071	1,776	8,392	4,179
Preferred stock distribution	432	1,955	1,305	6,233
Plus: Gain on dispositions of assets, net	6,603	4,309	16,977	11,342
Recurring EBITDA (1)	$158,279	$132,524	$419,348	$369,243

3rd Quarter 2018 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Net Operating Income
(amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to Sun Communities, Inc., common stockholders:	$46,060	$24,115	$96,454	$57,583
Other revenues	(6,603)	(7,011)	(18,980)	(18,587)
Home selling expenses	4,043	3,290	11,319	9,391
General and administrative	20,127	18,174	61,432	55,912
Transaction costs (6)	24	2,167	138	6,990
Depreciation and amortization	71,982	64,232	206,192	189,719
Loss on extinguishment of debt	939	—	2,657	759
Interest expense	34,663	32,875	99,470	98,126
Catastrophic weather related charges, net	173	7,756	(1,987)	8,124
Other (income) / expense, net (7)	(1,231)	(3,345)	3,214	(5,340)
Current tax expense / (benefit)	213	(38)	612	133
Deferred tax benefit	(199)	(81)	(434)	(745)
Preferred return to preferred OP units / equity	1,152	1,112	3,335	3,482
Amounts attributable to noncontrolling interests	4,071	1,776	8,392	4,179
Preferred stock distribution	432	1,955	1,305	6,233
NOI(1) / Gross Profit	$175,846	$146,977	$473,119	$415,959

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Real Property NOI (1)	$143,710	$125,961	$401,464	$361,595
Rental Program NOI (1)	23,847	22,060	72,625	68,759
Home Sales NOI (1) / Gross Profit	12,439	8,103	31,053	23,320
Ancillary NOI (1) / Gross Profit	12,247	6,931	17,222	10,091
Site rent from Rental Program (included in Real Property NOI) (1)(11)	(16,397)	(16,078)	(49,245)	(47,806)
NOI (1) / Gross profit	$175,846	$146,977	$473,119	$415,959

3rd Quarter 2018 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

3rd Quarter 2018 Supplemental Information     11          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
FINANCIAL INFORMATION
Total revenues	$323,538	$271,426	$257,916	$242,026	$268,245
Net income	51,715	24,170	33,601	10,342	28,958
Net income attributable to common stockholders	46,060	20,408	29,986	7,438	24,115
Earnings per share basic*	$0.56	$0.25	$0.38	$0.09	$0.31
Earnings per share diluted*	0.56	0.25	0.38	0.09	0.31

Recurring EBITDA (1)	$158,279	$128,790	$132,222	$119,408	$132,524
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	117,018	85,623	94,976	76,609	86,917
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	116,959	90,372	94,907	81,812	93,757
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted*	$1.35	$1.02	$1.14	$0.92	$1.05
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted*	1.35	1.07	1.14	0.98	1.13

BALANCE SHEETS
Total assets	$6,653,726	$6,492,348	$6,149,653	$6,111,957	$6,157,836
Total debt	3,004,929	3,364,081	3,129,440	3,079,238	3,003,427
Total liabilities	3,367,285	3,736,621	3,471,096	3,405,204	3,351,021

	Quarter Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
OPERATING INFORMATION*
New home sales	146	134	106	103	102
Pre-owned home sales	825	809	731	747	703
Total homes sold	971	943	837	850	805

Communities	370	367	350	350	348
Developed sites	108,142	107,192	106,617	106,036	104,359
Transient RV sites	19,432	19,007	15,693	15,856	15,915
Total sites	127,574	126,199	122,310	121,892	120,274

MH occupancy	94.9%	95.0%	94.7%	94.6%	95.2%
RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and RV occupancy	96.1%	96.1%	95.8%	95.8%	96.2%

3rd Quarter 2018 Supplemental Information     12          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
DEBT OUTSTANDING
Mortgage loans payable	$2,819,225	$2,636,847	$2,826,225	$2,867,356	$2,822,640
Secured borrowings (4)	113,089	118,242	124,077	129,182	134,884
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,277	35,277	—	—	—
Preferred OP units - mandatorily redeemable	37,338	37,338	37,338	41,443	45,903
Lines of credit (5)	—	536,377	141,800	41,257	—
Total debt	$3,004,929	$3,364,081	$3,129,440	$3,079,238	$3,003,427

% FIXED/FLOATING
Fixed	100.0%	84.0%	90.6%	93.7%	94.9%
Floating	—%	16.0%	9.4%	6.3%	5.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgage loans payable	4.23%	4.27%	4.25%	4.25%	4.26%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	—%	—%	—%
Preferred OP units - mandatorily redeemable	6.61%	6.61%	6.61%	6.75%	6.87%
Lines of credit (5)	—%	3.31%	3.01%	2.79%	—%
Average before Secured borrowings (4)	4.28%	4.15%	4.22%	4.26%	4.30%
Secured borrowings (4)	9.95%	9.96%	9.97%	9.97%	9.98%
Total average	4.50%	4.36%	4.45%	4.50%	4.56%

DEBT RATIOS
Net Debt / Recurring EBITDA (1) (TTM)	5.4	6.5	6.2	6.3	6.0
Net Debt / Enterprise Value	23.9%	28.6%	28.8%	28.2%	28.3%
Net Debt / Gross Assets	35.9%	42.7%	41.9%	41.8%	39.0%

COVERAGE RATIOS
Recurring EBITDA (1) (TTM) / Interest	3.9	3.7	3.6	3.6	3.5
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	3.8	3.6	3.4	3.3	3.2

MATURITIES/PRINCIPAL AMORTIZATION NEXT FIVE YEARS	Remaining 2018	2019	2020	2021	2022
Mortgage loans payable:
Maturities	$—	$10,141	$58,078	$270,680	$82,544
Weighted average rate of maturities	—%	5.66%	5.92%	5.53%	4.46%
Principal amortization	13,310	57,868	59,240	58,437	56,011
Secured borrowings (4)	1,296	5,471	5,970	6,410	6,606
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	—	—	35,277
Preferred OP units - mandatorily redeemable	1,500	1,175	—	—	—
Lines of credit (5)	—	—	—	—	—
Total	$16,106	$74,655	$123,288	$335,527	$180,438

3rd Quarter 2018 Supplemental Information     13          Sun Communities, Inc.

Statements of Operations – Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	Change	% Change	2018	2017	Change	% Change
REVENUES:
Income from real property (12)	$198,883	$187,056	$11,827	6.3%	$565,213	$532,707	$32,506	6.1%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	18,662	18,595	67	0.4%	50,795	50,193	602	1.2%
Legal, taxes & insurance	2,546	1,882	664	35.3%	6,973	5,267	1,706	32.4%
Utilities (12)	16,274	15,396	878	5.7%	42,949	39,884	3,065	7.7%
Supplies and repair (13)	8,370	7,408	962	13.0%	20,945	19,341	1,604	8.3%
Other	6,869	6,217	652	10.5%	18,429	16,871	1,558	9.2%
Real estate taxes	13,761	12,862	899	7.0%	40,627	39,027	1,600	4.1%
Total property operating expenses	66,482	62,360	4,122	6.6%	180,718	170,583	10,135	5.9%
NET OPERATING INCOME (NOI)(1)	$132,401	$124,696	$7,705	6.2%	$384,495	$362,124	$22,371	6.2%

	As of September 30,
	2018	2017	Change	% Change
OTHER INFORMATION
Communities	336	336	—

MH occupancy (3)	97.2%
RV occupancy (3)	100.0%
MH & RV blended occupancy % (3)	97.8%	95.6%	2.2%

Sites available for development	7,250	6,003	1,247	20.8%

Monthly base rent per site - MH	$551	$530	$21	3.9%	(15)
Monthly base rent per site - RV (14)	$447	$425	$22	5.0%	(15)
Monthly base rent per site - Total (14)	$527	$507	$20	4.0%	(15)

3rd Quarter 2018 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	Change	% Change	2018	2017	Change	% Change
REVENUES:
Rental home revenue	$13,589	$12,757	$832	6.5%	$39,957	$37,774	$2,183	5.8%
Site rent included in Income from real property	16,397	16,078	319	2.0%	49,245	47,806	1,439	3.0%
Rental program revenue	29,986	28,835	1,151	4.0%	89,202	85,580	3,622	4.2%

EXPENSES:
Commissions	481	891	(410)	(46.0)%	1,500	1,902	(402)	(21.1)%
Repairs and refurbishment	2,818	3,306	(488)	(14.8)%	7,339	7,950	(611)	(7.7)%
Taxes and insurance	1,580	1,546	34	2.2%	4,673	4,489	184	4.1%
Marketing and other	1,260	1,032	228	22.1%	3,065	2,480	585	23.6%
Rental program operating and maintenance	6,139	6,775	(636)	(9.4)%	16,577	16,821	(244)	(1.5)%
NET OPERATING INCOME (NOI) (1)	$23,847	$22,060	$1,787	8.1%	$72,625	$68,759	$3,866	5.6%

	As of September 30,
Occupied rental homes information:	2018	2017	Change	% Change
Number of occupied rental homes, end of period*	10,913	10,960	(47)	(0.4)%
Investment in occupied rental homes, end of period	$517,321	$482,591	$34,730	7.2%
Number of sold rental homes (YTD)*	825	828	(3)	(0.4)%
Weighted average monthly rental rate, end of period*	$940	$895	$45	5.0%

3rd Quarter 2018 Supplemental Information     15          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	Change	% Change	2018	2017	Change	% Change
REVENUES AND EXPENSES:
New home sales	$16,433	$10,331	$6,102	59.1%	$42,978	$24,760	$18,218	73.6%
Pre-owned home sales	29,698	22,866	6,832	29.9%	79,270	66,559	12,711	19.1%
Revenue from home sales	46,131	33,197	12,934	39.0%	122,248	91,319	30,929	33.9%

New home cost of sales	14,278	8,699	5,579	64.1%	37,187	21,044	16,143	76.7%
Pre-owned home cost of sales	19,414	16,395	3,019	18.4%	54,008	46,955	7,053	15.0%
Cost of home sales	33,692	25,094	8,598	34.3%	91,195	67,999	23,196	34.1%
NOI / Gross Profit (1)	$12,439	$8,103	$4,336	53.5%	$31,053	$23,320	$7,733	33.2%

Gross profit – new homes	$2,155	$1,632	$523	32.0%	$5,791	$3,716	$2,075	55.8%
Gross margin % – new homes	13.1%	15.8%	(2.7)%		13.5%	15.0%	(1.5)%
Average selling price – new homes*	$112,555	$101,284	$11,271	11.1%	$111,342	$95,598	$15,744	16.5%

Gross profit – pre-owned homes	$10,284	$6,471	$3,813	58.9%	$25,262	$19,604	$5,658	28.9%
Gross margin % – pre-owned homes	34.6%	28.3%	6.3%		31.9%	29.5%	2.4%
Average selling price – pre-owned homes*	$35,998	$32,526	$3,472	10.7%	$33,518	$30,630	$2,888	9.4%

Home sales volume:
New home sales*	146	102	44	43.1%	386	259	127	49.0%
Pre-owned home sales*	825	703	122	17.4%	2,365	2,173	192	8.8%
Total homes sold*	971	805	166	20.6%	2,751	2,432	319	13.1%

3rd Quarter 2018 Supplemental Information     16          Sun Communities, Inc.

Acquisitions and Other Summary (16)
(amounts in thousands except for statistical data)

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
REVENUES:
Income from real property	$22,355	$36,136

PROPERTY AND OPERATING EXPENSES:
Payroll and benefits	3,421	5,617
Legal, taxes & insurance	197	338
Utilities(12)	2,561	4,275
Supplies and repair	913	1,426
Other	3,076	5,693
Real estate taxes	772	1,818
Property operating expenses	10,940	19,167
NET OPERATING INCOME (NOI) (1)	$11,415	$16,969

		As of September 30, 2018
Other information:
Number of properties		34
Occupied sites		2,520
Developed sites		2,581
Occupancy %		97.6%
Transient sites		5,063

3rd Quarter 2018 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
FLORIDA
Communities	124	124	123	123	121
Developed sites (17)	37,879	37,723	37,726	37,254	36,587
Occupied (17)	36,822	36,602	36,546	36,170	35,414
Occupancy % (17)	97.2%	97.0%	96.9%	97.1%	96.8%
Sites for development	1,494	1,335	1,397	1,485	1,469
MICHIGAN
Communities	70	69	68	68	68
Developed sites (17)	26,116	26,039	25,881	25,881	25,498
Occupied (17)	24,830	24,709	24,319	24,147	23,996
Occupancy % (17)	95.1%	94.9%	94.0%	93.3%	94.1%
Sites for development	1,533	1,668	1,371	1,371	1,752
TEXAS
Communities	23	23	21	21	21
Developed sites (17)	6,905	6,622	6,614	6,601	6,410
Occupied (17)	6,301	6,251	6,191	6,152	6,041
Occupancy % (17)	91.3%	94.4%	93.6%	93.2%	94.2%
Sites for development	907	1,168	1,100	1,100	1,277
CALIFORNIA
Communities	30	29	27	27	27
Developed sites (17)	5,932	5,694	5,692	5,692	5,693
Occupied (17)	5,881	5,647	5,646	5,639	5,630
Occupancy % (17)	99.1%	99.2%	99.2%	99.1%	98.9%
Sites for development	59	177	389	389	379
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (17)	3,832	3,752	3,650	3,634	3,620
Occupied (17)	3,832	3,752	3,650	3,634	3,620
Occupancy % (17)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,662	1,662	1,664	1,696	1,628
ARIZONA
Communities	11	11	11	11	11
Developed sites (17)	3,826	3,804	3,797	3,786	3,602
Occupied (17)	3,515	3,485	3,468	3,446	3,410
Occupancy % (17)	91.9%	91.6%	91.3%	91.0%	94.7%
Sites for development	—	—	—	—	269
INDIANA
Communities	11	11	11	11	11
Developed sites (17)	3,089	3,089	3,048	2,900	2,900
Occupied (17)	2,778	2,791	2,785	2,756	2,759
Occupancy % (17)	89.9%	90.4%	91.4%	95.0%	95.1%
Sites for development	277	277	318	466	330

3rd Quarter 2018 Supplemental Information     18          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
OHIO
Communities	9	9	9	9	9
Developed sites (17)	2,770	2,767	2,756	2,759	2,757
Occupied (17)	2,694	2,698	2,672	2,676	2,676
Occupancy % (17)	97.3%	97.5%	97.0%	97.0%	97.1%
Sites for development	59	59	75	75	75
COLORADO
Communities	8	8	8	8	8
Developed sites (17)	2,335	2,335	2,335	2,335	2,335
Occupied (17)	2,313	2,319	2,327	2,325	2,318
Occupancy % (17)	99.1%	99.3%	99.7%	99.6%	99.3%
Sites for development	2,129	1,819	650	650	670
OTHER STATES
Communities	69	68	57	57	57
Developed sites (17)	15,458	15,367	15,118	15,194	14,957
Occupied (17)	14,932	14,786	14,544	14,587	14,532
Occupancy % (17)	96.6%	96.2%	96.2%	96.0%	97.2%
Sites for development	3,195	3,233	2,381	2,385	2,540
TOTAL - PORTFOLIO
Communities	370	367	350	350	348
Developed sites (17)	108,142	107,192	106,617	106,036	104,359
Occupied (17)	103,898	103,040	102,148	101,532	100,396
Occupancy % (17)(18)	96.1%	96.1%	95.8%	95.8%	96.2%
Sites for development	11,315	11,398	9,345	9,617	10,389
% Communities age restricted	32.2%	32.2%	33.7%	33.7%	33.6%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	5,786	5,942	5,870	6,074	6,133
California	1,774	1,377	806	806	808
Texas	1,758	1,776	1,360	1,373	1,392
Arizona	1,057	1,079	1,085	1,096	1,012
Ontario, Canada	1,056	1,133	1,234	1,248	1,262
New York	910	928	610	614	623
New Jersey	893	906	931	917	1,016
Michigan	629	350	256	256	258
Maine	578	591	591	596	529
Indiana	519	519	519	520	520
Ohio	150	153	148	145	147
Other locations	4,322	4,253	2,283	2,211	2,215
Total transient RV sites	19,432	19,007	15,693	15,856	15,915

3rd Quarter 2018 Supplemental Information     19          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average/Site*	Recurring Capital Expenditures (19)	Lot Modifications (20)	Acquisitions (21)	Expansion & Development (22)	Revenue Producing (23)
YTD 2018	$161	$14,716	$15,485	$379,323	$96,246	$1,926
2017	$214	$14,166	$18,049	$204,375	$88,331	$1,990
2016	$211	$17,613	$19,040	$1,822,564	$47,958	$2,631

3rd Quarter 2018 Supplemental Information     20          Sun Communities, Inc.

Operating Statistics for Manufactured Homes and Annual RVs

LOCATIONS	Resident Move-outs	Net Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	1,007	652	175	220	996
Michigan	324	526	58	1,178	115
Ontario, Canada	446	198	34	21	191
Texas	173	149	20	280	32
Arizona	57	69	24	13	122
Indiana	40	22	4	184	8
Ohio	65	18	1	117	8
California	26	11	14	5	63
Colorado	4	(12)	2	69	51
Other locations	639	245	54	278	97
Nine Months Ended September 30, 2018	2,781	1,878	386	2,365	1,683

TOTAL FOR YEAR ENDED	Resident Move-outs	New Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2017	2,739	2,406	362	2,920	2,006
2016	1,722	1,686	329	2,843	1,655

PERCENTAGE TRENDS	Resident Move-outs	Resident Re-sales
2018 (TTM)	2.4%	7.3%
2017	1.9%	6.6%
2016	2.0%	6.1%

3rd Quarter 2018 Supplemental Information     21          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

•
FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.

•	NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

•	EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.

3rd Quarter 2018 Supplemental Information     22          Sun Communities, Inc.

EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2) Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2018 actual exchange rates.
(3) The Same Community occupancy percentage for 2018 is derived from 103,634 developed sites, of which 101,378 were occupied. The number of developed sites excludes RV transient sites and approximately 1,900 recently completed but vacant MH expansion sites. The Same Community occupancy percentage for 2017 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites.
(4) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate and amount.
(5) Lines of credit includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(6) In January 2018, new accounting guidance became effective, which clarified the definition of a business with the objective of assisting entities in evaluating whether transactions should be accounted for as acquisitions of assets or businesses. Under previous guidance, substantially all of the Company’s property acquisitions were accounted for as business combinations with identifiable assets and liabilities measured at fair value, and acquisition related costs expensed as incurred and reported as Transaction costs. Under the new guidance, substantially all of the Company’s property acquisitions are accounted for as asset acquisitions. The purchase price of these properties are allocated on a relative fair value basis and direct acquisition related costs are capitalized as part of the purchase price. Acquisitions costs that do not meet the criteria for capitalization are expensed as incurred.

(7)	Other income / (expense), net was as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Foreign currency translation gain / (loss)	$1,547	$3,494	$(2,640)	$6,444
Contingent liability remeasurement gain / (loss)	(97)	(149)	(285)	(1,104)
Long term lease termination expense	(219)	—	(289)	—
Other income / (expense), net	$1,231	$3,345	$(3,214)	$5,340
(8) The effect of certain anti-dilutive convertible securities is excluded from these items.
(9) These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(10)
Core FFO(1) includes an adjustment of $0.3 million and $1.0 million for the three and nine months ended September 30, 2018 for estimated loss of earnings in excess of the applicable business interruption deductible in relation to our Florida Keys communities that require redevelopment due to damages sustained from Hurricane Irma in September 2017, as previously announced.

3rd Quarter 2018 Supplemental Information     23          Sun Communities, Inc.

(11) The renter’s monthly payment includes the site rent and an amount attributable to the home lease. Site rent is reflected in Real Property NOI. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.
(12) Same Community results net $8.4 million and $7.9 million of utility revenue against the related utility expense in property operating and maintenance expense for the three months ended September 30, 2018 and 2017, respectively and net $24.1 million and $22.9 million for the nine months ended September 30, 2018 and 2017, respectively.
(13) Same Community supplies and repair expense excludes $0.3 million and $2.6 million for the three and nine months ended September 30, 2017, respectively, of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(14) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(15) Calculated using actual results without rounding.
(16) Acquisitions and other is comprised of 19 properties acquired in 2018, nine properties acquired in 2017, three Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, one recently opened ground-up development, one property undergoing redevelopment, one property that we have an interest in but do not operate, and other miscellaneous transactions and activity.
(17) Includes MH and annual RV sites, and excludes transient RV sites, as applicable. Total sites for development were comprised of approximately 71.9 percent for expansion, 23.1percent for greenfield development and 5.0 percent for redevelopment.
(18) At September 30, 2018, total portfolio MH occupancy was 94.9 percent (including the impact of approximately 1,900 recently constructed but vacant MH expansion sites) and annual RV occupancy was 100.0 percent.
(19) Recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.
(20) Lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(21) Capital expenditures related to acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. These costs for the nine months ended September 30, 2018 include $73.6 million of capital improvements identified during due diligence that are necessary to bring a community to the Company’s operating standards. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(22) Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements.
(23) Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.
(24) Net leased sites do not include occupied sites acquired during that year.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

3rd Quarter 2018 Supplemental Information     24          Sun Communities, Inc.